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                                DISTRIBUTION AGREEMENT

                                                  January 20, 1998

ALPS Mutual Funds Services, Inc.
370 Seventeenth Street
Suite 3100
Denver, Colorado  80202

Dear Sirs:

     This is to confirm that in consideration of the agreements hereinafter contained, the undersigned, Financial Investors Trust, a Delaware business trust (the "Trust"), has agreed that you shall be, for the period of this Agreement, the distributor of shares of beneficial interest (the "Shares") of the Trust's U.S. Treasury Money Market Fund, U.S. Government Money Market Fund and any other Funds offered by the Trust listed on Schedule A, attached hereto (the "Funds").

     1.     SERVICES AS DISTRIBUTOR

     1.1 You will act as agent for the distribution of shares in accordance with the instructions of the Trust's Board of Trustees and registration statement and prospectuses then in effect with respect to the Funds under the Securities Act of 1933, as amended, and will transmit promptly any orders received by you for the purchase or redemption of Shares either directly to the Trust's transfer agent for the Fund involved or to any qualified broker/dealer for transmittal to said agent.

     1.2(a) You agree to use your best efforts to solicit orders for the sale of Shares. You, at your expense, shall finance appropriate activities which you deem reasonable which are primarily intended to result in the sale of Shares, including but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current shareholders, and the printing and mailing of sales literature. In addition, you will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the Funds.

     1.2(b) All shares of the Funds offered for sale by you shall be offered for sale to the public at a price per share (the "offering price") equal to their net asset value (determined in the manner set forth in the Trust's Declaration of Trust and then current prospectuses). The offering price, if not an exact multiple of one cent, shall be adjusted to the nearest cent.

     1.3 You shall act as distributor of the Shares in compliance with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the Investment Company Act of 1940, as amended, by the Securities and Exchange Commission or any securities association registered under the Securities and Exchange Act of 1934, as amended. YOU SHALL NOT MAKE OFFERS OF SALE OF SHARES IN ANY STATE UNLESS YOU HAVE

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BEEN NOTIFIED BY THE TRUST THAT SUCH SHARES HAVE BEEN REGISTERED UNDER THE
SECURITIES LAWS OF SUCH STATE, OR THAT THERE IS AN AVAILABLE EXEMPTION FROM REGISTRATION.

     1.4 Whenever in their judgment such action is warranted by market, economic or political conditions, or by circumstances of any kind, the Trust's officers may decline to accept any orders for, or make any sales of, any Shares until such time as they deem it advisable to accept such orders and to make such sales and the Trust shall advise you promptly of such determination.

     1.5 Except as otherwise provided for in the Administrative Agreement dated as of January 20, 1998, by and between the Trust and you (the "Administration Agreement"),the Trust agrees to pay all costs and expenses in connection with the registration of Shares under the Securities Act of 1933, as amended, and all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the Trust hereunder.

     1.6 The Trust agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions which may be reasonably necessary in the discretion of the Trust's officers in connection with the qualification of Shares for sale in such states as you may designate to the Trust and the Trust may approve, and the Trust agrees to pay all expenses which may be incurred in connection with such qualification. You shall pay all expenses connected with your own qualification as a broker under State or Federal laws and, except as otherwise specifically provided in this agreement, all other expenses incurred by you in connection with the sale of Shares as contemplated in this agreement.

     1.7 The Trust shall furnish you from time to time, for use in connection with the sale of Shares, such information with respect to the Trust and the Shares as you may reasonably request, and the Trust warrants that the statements contained in any such information, when so signed by the Trust's officers, shall be true and correct. Subject to the provisions of the Administration Agreement the Trust also shall furnish you upon request with:
(a) annual audited reports of the Trust's books and accounts with respect to each of the Funds, made by independent public accountants regularly retained by the Trust, (b) semi-annual reports with respect to each of the Funds prepared by the Trust, and (c) from time to time such additional information regarding the Trust's financial condition as you may reasonably request.

     1.8 The Trust represents to you that all registration statements and prospectuses filed by the Trust with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the Shares have been prepared in conformity with the requirements of said Act and rules and regulations of the Securities and Exchange Commission thereunder. As used in this agreement the terms "registration statement" and "prospectus" shall mean any registration statement and prospectus (together with the related statement of additional information) filed with the Securities and Exchange Commission with respect to any of the Shares and any amendments and supplements thereto which at any time shall have been filed with said Commission. The Trust represents and warrants to you that any registration statement


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and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with said Act and the rules and regulations of said Commission; that all statements of fact contained in any such registration statement and prospectus will be materially true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Trust may but shall not be obligated to propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Trust's counsel, be necessary or advisable. If the Trust shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Trust of a written request from you to do so, you may, at your option, terminate this agreement. The Trust shall not file any amendment to any registration statement or supplement to any prospectus without giving you reasonable notice thereof in advance; provided, however, that nothing contained into this agreement shall in any way limit the Trust's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

     1.9 The Trust authorizes you to use any prospectus in the form furnished to you from time to time, in connection with the sale of Shares. The Trust agrees to indemnify, defend and hold you, your several officers and directors, and any person who controls you within the meaning of Section 15 of the Securities Act of 1933, as amended, (hereinafter referred to collectively as "indemnified party") free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands, or liabilities and any counsel fees in connection therewith) which you, your officers and directors, or any such controlling person, may incur under the Securities Act of 1933, as amended, or under common law, or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any registration statement or any prospectus or necessary to make the statements in either thereof not misleading; provided, however, that the Trust's agreement to indemnify you, your officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of or based on any omission, or alleged omission, made in any registration statement or prospectus in reliance upon and in conformity with information furnished to the Trust or its counsel by you and used in the preparation thereof; and provided further that the Trust's agreement to indemnify you and the Trust's representations and warranties herein set forth shall not be deemed to cover any liability to the Trust or its shareholders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in performance of your duties, or by reason of your reckless disregard of your obligations and duties under this agreement. The Trust's agreement to indemnify you, your officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Trust's being notified of any action brought against you, your officers and directors, or any such controlling person, such notification to be given by letter or by


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telegram addressed to the Trust at its principal office within ten days after the summons or other first legal process shall have been served. The failure to so notify the Trust of any such action shall not relieve the Trust from any liability which the Trust may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Trust's indemnity agreement contained in this paragraph 1.9. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand, or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Trust and approved by you. In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing chosen by the Trust and approved by you, which approval shall not be unreasonably withheld, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by the defense of any such suit, or in case you do not reasonably approve of counsel chosen by the Trust, the Trust will reimburse you, your officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by you or them. The Trust's indemnification agreement contained in this paragraph 1.9 and the Trust's representations and warranties in this agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you, your officers and directors, and their respective estates, and to the benefit of any controlling persons and their successors. The Trust agrees promptly to notify you of the commencement of any litigation or proceedings against the Trust or any of its officers or trustees in connection with the issue and sale of any of the Shares.

     1.10 You agree to indemnify, defend and hold the Trust, its several officers and trustees, and any person who controls the Trust within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands, liabilities, and any counsel fees incurred in connection therewith) which the Trust, its officers or trustees, or any such controlling person, may incur under the Securities Act of 1933, as amended, or under common law or otherwise, but only to the extent that such a liability or expense incurred by the Trust, its officers or trustees, or such controlling person resulting from such claims or demands, shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished by you to the Trust, or necessary to make such information not misleading. Your agreement to indemnify the Trust, its officers and trustees, or any such controlling person, such notification to be given by letter or telegram addressed to you at your principal office within ten days after the summons or other first legal process shall have been served. You shall have the right to control the defense of such action with counsel of your own choosing, satisfactory to the Trust, if such action is based solely upon such alleged misstatement or omission on your part, and in any other event the Trust, its officers or trustees or such controlling person shall each have the right to participate in the defense or preparation of the defense of such action. The failure so to notify you of any such action shall not relieve you from any liability which you may have to the Trust, its officers or trustees, or to such controlling person by reason of any such untrue, or alleged untrue, statement of your omission, or alleged omission, otherwise than on account of your indemnity agreement contained in this paragraph 1.10.


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     1.11 No Shares shall be offered by either you or the Trust under any of the provisions of this agreement and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities and Exchange Commission; provided, however, that nothing contained in this paragraph 1.11 shall in any way restrict or have an application to or bearing upon the Trust's obligation to repurchase Shares from any shareholder in accordance with the provisions of the prospectuses or Declaration of Trust.

     1.12 You and the Trust each agree to advise the other promptly in writing:

            (a)     of any request by the Securities and Exchange
            Commission for amendments to the registration statement or prospectuses then in effect;

            (b) in the event of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the registration statement or prospectuses then in effect or the initiation of any proceeding for that purpose;

            (c) of the happening of any event which makes untrue any statement of a material fact made in the registration statement or prospectuses in order to make the statements therein not misleading; and

            (d) of all the actions of the Securities and Exchange Commission with respect to any registration statement or prospectus which may from time to time be filed with the Securities and Exchange Commission.

     2.     TERM

     2.1 This agreement shall become effective as of the date hereof and, unless sooner terminated, shall continue until February 1, 1996, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Trust's Board of Trustees or (ii) the vote of a majority (as defined in the Investment Company Act of 1940) of the Funds' outstanding Shares, provided that in either event its continuance also is approved by a majority of the Trust's trustees who are not "interested persons" (as defined in said Act) of any party to this agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding anything to the contrary in this Agreement, you may not terminate this Agreement prior to the later of: (i) the Administration Agreement; or (ii) the effectiveness of any termination notice pursuant to the Administration Agreement.


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     3.     MISCELLANEOUS

     3.1 The Trust recognizes that from time to time your directors, officers and employees may serve as directors, officers and employees of other corporations or business trusts (including other investment companies) and that such other corporations and trust may include the name ALPS as part of their name, and that you or your affiliates may enter into investment advisory or other agreements with such other corporations and trusts.

     3.2 The names "Financial Investors Trust" and "Trustees of Financial Investors Trust" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated Feb. 23, 1994, which is hereby referred to and a copy of which is on file at the office of the State Secretary of State of Delaware and the principal office of the Trust. The obligations of "Financial Investors Trust" entered into in the name of or on behalf thereof by any of its trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the trustees, shareholders, or representatives of the Trust personally, but bind only the Trust property belonging to such class for the enforcement of any claims against the Trust.

     3.3 No substantive amendment of this Agreement shall be effective as to the Trust until approved by vote of a majority of the outstanding voting securities of the Trust.

     3.4 No provision of this agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or determination is sought.

     3.5    This agreement shall be governed by Colorado law.

     3.6 This agreement shall not be assigned by a party without the prior written consent of the other party.


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     Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.


                                        Very truly yours,

                                           FINANCIAL INVESTORS TRUST

                                        By:    /s/ William Paston
                                               ---------------------------
                                        Title: Vice President


Accepted:

ALPS Mutual Funds Services, Inc.

By:    /s/ Thomas Carter
       ---------------------------
Title: Chief Financial Officer


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                             FINANCIAL INVESTORS TRUST
                   DISTRIBUTION AGREEMENT DATED JANUARY 20, 1998

                                     SCHEDULE A

Aristata Equity Fund

Aristata Quality Bond Fund

Aristata Colorado Quality Tax-Exempt Bond Fund

Prime Money Market Fund

















Dated April 21, 1998


                                             Financial Investors Trust


                                             By:    /s/ William Paston
                                                    ---------------------------
                                             Title: Vice President


                                             ALPS Mutual Funds Services, Inc.


                                             By:    /s/ Thomas Carter
                                                    ---------------------------
                                             Title: Chief Financial Officer



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